Exhibit 99.1

Ridgewood Renewable Power	Robert E. Swanson Chairman
January 23, 2008

TO:	Ridgewood Renewable Power Fund Shareholders

RE:	Potential Sale of Certain Assets I. Maine Wood Plants Owned by Trusts IV and V II. Hydroelectric Power Plants Owned by Trusts IV, V and The Growth Fund

ANNOUNCING OUR INTENTION TO POTENTIALLY SELL THESE ASSETS
PROHIBITS RIDGEWOOD FROM DISCUSSING DETAILS OF A SALE,
OTHER THAN BY DOCUMENTS WE FILE WITH THE SEC

In this letter, we discuss the potential sale of certain assets owned by various Ridgewood Renewable Power Trusts. Many of you will have questions, including what potential price we hope to achieve for them, but we are restricted from addressing these questions. Any communication pertaining to a sale of assets owned by an SEC reporting entity, which Trusts IV, V, and The Growth Fund are, must be made public by filing it with the SEC. Potential buyers and the public must be able to read what we say about these assets. At this point, we do not want to say too much, other than the fact that we intend to sell these assets, because we do not want to reveal our bargaining position to potential purchasers. Clearly, stating in a public filing what our target sale price for an asset is would be a bad negotiating tactic.

It is the current intention of Ridgewood Renewable Power to conduct an auction to sell these assets in which we intend to solicit “indicative bids” from a pre-screened list of potential qualified buyers prepared by us in consultation with an investment banking firm. From among these initial indicative bid, a “short list” of the most qualified buyers would be selected by us with our investment bankers, and these buyers would be provided access on a confidential basis to our “data room”, allowing them to do detailed due diligence on the assets before submitting a more formal bid. Firms on the short list would be asked to submit formal bids, and the ultimate buyer is normally selected through a process of negotiation and bid refinement.

CURRENT MARKET IS STRONG FOR RENEWABLE POWER ASSETS

Assets that produce electricity from renewable resources have become increasingly desirable to investment funds in recent years. As manager of the Trusts, Ridgewood Renewable Power has been seeking to maximize the value of the various renewable power generating assets in the various portfolios, and we believe that now is the right time to offer for sale several of these assets. To accomplish this, we have decided to retain the services of an investment banking firm that specializes in renewable asset sales to advise us.

POTENTIAL SALE OF THE BIOMASS WOOD PLANTS IN MAINE OWNED
BY TRUSTS IV & V

In recent years, Ridgewood worked to refit and refurbish the two large biomass power plants in Maine—called Penobscot and Eastport—that are fueled by renewable wood chips. These plants are owned 25% by Power Trust IV and 25% by Power Trust V (the remaining 50% is owned by our longtime partner, Indeck Energy Services, LLC).

Over the past several years, Randy Holmes, CEO of Ridgewood Renewable Power, and I have written many letters describing the millions of dollars invested in these plants to bring them to the point where they reliably produce a total of about 40 MW (megawatts) of renewable electric power per hour. Ridgewood has also worked effectively and creatively to secure adequate sources of wood chips to fuel these plants at the best possible prices. Thanks to these efforts, the Penobscot and Eastport plants are among the largest base-load renewable power generating assets in New England.

Through years of persistent work, the Ridgewood staff has added considerable value to these assets. Having accomplished this and developed these assets to a point of maturity, we have concluded that now is the right time to offer these assets for sale to maximize value for shareholders. Despite the recent turmoil in the debt and equities markets, we believe that market conditions are still very attractive for a potential sale of hard assets that reliably generate renewable electric power.

POTENTIAL SALE OF THE HYDROELECTRIC ASSETS OWNED BY POWER
TRUSTS IV & V AND THE GROWTH FUND

Certain Ridgewood Renewable Power Trusts own two groups of small hydroelectric power plants. The projects known as the “Maine Hydros” are owned 50% by Power Trust IV and 50% by Power Trust V. The projects known as the “U.S. Hydros” are owned 29.2% by Power Trust V and 70.8% by The Growth Fund. Hydroelectric power plants are clearly a renewable source of electric power since they are powered by the force of gravity (a renewable power source Sir Isaac Newton discovered some time ago) and create no emissions.

Despite the clear renewable aspect of hydroelectric plants, and despite the fact that there are no air pollution issues with respect to hydroelectricity, in most cases virtually all hydroelectric projects in the U.S. do not qualify for the larger subsidies recently passed in some states to spur the construction of new renewable power projects. The problem is that these subsidies were designed to incentivize the construction of new renewable power plants, whereas virtually all of the hydroelectric projects are old. (Many of the projects in Maine are over 100 years old, and should continue producing for the next 100 years if properly maintained.) The Ridgewood Funds’ hydroelectric plants were purchased during the 1990s and had long-term power purchase agreements at favorable prices. Many of those old power purchase agreements are coming to an end in the near future, and when they come off contract, those hydro plants must sell their electricity on the spot market with little or no subsidy for their renewable attributes. The small hydro electric plants must compete with “brown power” from coal-fired plants, natural gas plants, and nuclear plants.

Although these hydros have been consistent performers over many years for the Ridgewood Funds, because many of them are near the end of their contracts, their value is potentially low because they do not receive the meaningfully valuable subsidies received by certain newer types of renewable power plants, such as the Ridgewood biomass plants in Maine or the Ridgewood landfill methane gas plant in Rhode Island.

Ridgewood Renewable Power plans to solicit purchase offers for the hydroelectric projects in essentially the same manner we plan to solicit purchase offers for the biomass plants in Maine. The sales will be conducted separately because some purchasers we intend to target specialize in hydroelectric assets while others specialize in biomass plants.

We intend to keep you as informed as these sale processes proceed.

Please see the important notice on the following page.

Except for historical information, Ridgewood Renewable Power has made statements in this letter that constitute forward-looking statements, as defined by the federal securities laws, including the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties.  Forward-looking statements include statements made regarding events, financial trends, future operating results, financial position, cash flows and other general information concerning possible or assumed future results of operations of the Ridgewood Renewable Power Funds.  You are cautioned that such statements are only predictions, forecasts or estimates of what may occur and are not guarantees of future performance or of the occurrence of events or other factors used to make such predictions, forecasts or estimates.  Actual results may differ materially from those results expressed, implied or inferred from these forward-looking statements and may be worse.  Finally, such statements reflect the Funds’ current views.  Ridgewood Renewable Power, LLC and the Funds undertake no obligation to publicly release the results of any revisions to the forward-looking statements made herein to reflect events or circumstances that occur after today or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the sale of assets of the Funds’ Egypt operations, to the extent that such a transaction were to occur and it is ultimately determined that approval of the shareholders of one or both of the public Funds would be required to consummate the transaction.  In the event of a sale of the Funds’ Egypt operations requiring the approval of the shareholders of one or both public Funds, the Fund(s) will file with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement to be used by the public Fund(s) to solicit the approval of its shareholders for such transaction. You are urged to read the proxy statement regarding the transaction, if and when it becomes available, and any other relevant documents filed by the public Fund(s) with the SEC, as well as any amendments or supplements to such a proxy statement, because they will contain important information. You can obtain free copies of any such materials (including any proxy statement) filed by the public Fund(s) with the SEC, as well as other filings containing information about the public Fund(s) at the SEC’s Internet Site (http://www.sec.gov). The public Fund(s) will also provide copies of any such proxy statement and other information filed with the SEC to any share holder, at the actual cost of reproduction, upon written request to Dan Gulino, General Counsel, or via telephone at (201) 447-9000.

Participants in Solicitation

The Funds and their executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies or consents from the Funds’ shareholders with respect to the sale of assets of the Funds’ Egypt operations.  Information regarding the officers and directors of the Funds, including direct or indirect interests in the transaction, by securities holdings or otherwise, will be set forth in a definitive proxy statement that will be filed by the public Fund(s) with the SEC in the event such a transaction requiring shareholder approval were to occur.